Tompkins Financial Corporation 10-Q

Exhibit 10.1

AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

This Amendment (the “Amendment”) to the Supplemental Executive Retirement Agreement dated September 2, 2014 between Tompkins Trustco, Inc. and James W. Fulmer (the “Agreement”), is entered into between Tompkins Financial Corporation, as successor to Tompkins Trustco, Inc., with offices at 110 The Commons, Ithaca, New York 14851 (the “Company”), and James W. Fulmer, residing at 38 Wolcott St, Leroy, NY (the “Executive”).

IT IS AGREED AS FOLLOWS:

1.	For good and valuable consideration, the receipt of which is hereby acknowledged by the Company and the Executive, the Agreement is hereby modified to eliminate the provisions requiring the reduction of the Executive’s retirement benefit if the Executive’s Retirement Date occurs prior to the Executive attaining age sixty-five (65), and the retirement benefit payable to the Executive shall be unreduced on account of the Executive’s attained age at his Retirement Date.

2.	Except as modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect.

3.	This Amendment shall be effective on the date of signing set forth below.

IN WITNESS WHEREOF, this Agreement has been executed on this second day of September, 2014.

TOMPKINS FINANCIAL CORPORATION

		By:	/s/ Kathleen Manley
		Name:	Kathleen A. Manley
ATTEST:	/s/ Cindy A. Cute	Title:	AVP, Corporate Secretary

		By:	/s/ James W. Fulmer
ATTEST:	/s/ Heather Robbins	Name:	James W. Fulmer